SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into by and between Top Air Manufacturing, Inc., an Iowa corporation (the "Company") and
S. Lee Kling, an individual ("Buyer") this 25th day of January, 2000.

         WHEREAS, in order to meet certain bank requirements, it is necessary that the Company raise an additional $500,000 in the form of equity or equity-like securities;

         WHEREAS, given the limited amount of funds to be raised, the Board of Directors of the Company (the "Board") has concluded that the offering of securities by the Company be accomplished in the most efficient manner, both in terms of time and cost requirements;

         WHEREAS, consistent with this efficiency objective, the Board has determined that the required financing be effected through the private placement of the Company's convertible subordinated debentures due January 2005 in the form attached hereto as Exhibit A (the "Debentures"), to be offered only to those persons currently having a significant investment in the Company and/or currently serving as a director or executive officer of the Company; and

         WHEREAS, the Buyer, having such a relationship with the Company, desires to purchase from the Company a Debenture in the principal amount of $213,000;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Purchase and Sale of Debenture. Simultaneously with the execution and delivery herewith, Buyer is purchasing from the Company, and the Company is selling to Buyer, a Debenture in the principal amount of $213,000 against payment of the purchase price therefor equal to the par value of the Debenture.

         2. Representations, Warranties and Agreements of Buyer. The undersigned Buyer hereby represents and warrants to, and agrees with, the Company as follows:

                (a) Buyer is an "accredited investor" as that term is defined in Rule 501(a) as Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") by virtue of (check appropriate item(s)):

                |X|      a director or executive officer of the Company;

                |_| a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

                |_| a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in calendar year 2000.

                (b) Buyer is a bona fide resident of the state named in the address set forth on the signature page of this Agreement as his home address, at least 21 years of age, and legally competent to execute this Agreement.

                (c) Buyer is familiar with the Company's business and financial condition, the terms of the Debenture and any other matters relating to an investment in the Debenture, has received all materials which have been requested by him, has had a reasonable opportunity to ask questions of the Company and its management, and the Company has answered all inquiries as Buyer has put to it. Buyer has received, read carefully, and is familiar with, all filings made by the Company with the Securities and Exchange Commission during the five-year period ending January 1, 2000, including, without limitation, the Company's Form 10-KSB for its fiscal year ended May 31, 1999, its proxy statement dated October 4, 1999 and its Form 10-QSB for the three-month period ended August 31, 1999 (collectively, the "Company Reports"). Buyer had access to all additional information necessary to verify the accuracy of the information set forth in the Company Reports and any other materials furnished to Buyer in connection with his contemplated purchase of the Debenture, and has taken all steps necessary to evaluate the merits and risks of an investment in the Debenture.

                (d) Buyer has such knowledge and experience in finance, securities, investments and other business matters to be able to protect his interests in connection with his investment in the Debenture, and such investment is not material when compared to Buyer's total financial capacity.

                (e) Buyer has been advised by the Company that (i) neither the Debenture nor the shares of the Company's common stock into which the Debenture is convertible (the "Underlying Shares") has been registered under the Act, (ii) the Debentures will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, (iii) this transaction has not been reviewed by, passed upon or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied on, and
         (iv) the Company's reliance thereon is based in part upon the representations made by Buyer in this Agreement. Buyer acknowledges having been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, Buyer agrees that no sale, assignment or transfer of the Debenture or Underlying Shares (collectively, the "Securities") shall be valid or effective, and the Company shall not be required to give any effect to such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Act, it being understood that neither the Debenture nor the Underlying Shares is currently registered under the Act and the Company has no obligation or intention to so register the Securities, or (ii) such sale, assignment or transfer is exempt from registration under the Act. Buyer further understands that an opinion of counsel and other documents may be required to transfer the Debenture or the Underlying Shares. Buyer acknowledges that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing the Debenture or Underlying Shares shall bear the following or a substantially similar legend or other legend as may appear on the forms of certificates, and such other legends as may be required by state Blue Sky Laws:

                         "The Securities  represented by this  certificate  have
                not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such Securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (ii) the Company receives an opinion of counsel to the holder of such Securities, which counsel and opinion are reasonably satisfactory to the Company, that such Securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

                (f) Buyer is acquiring the Securities for his own account (or for the joint account of Buyer and his spouse) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

                (g) Buyer is not relying on the Company with respect to the tax and other economic considerations of an investment in the Securities.

                (h) Buyer acknowledges his understanding and agreement that the representations, warranties and agreements made by Buyer herein shall survive the execution and delivery of this Agreement and the purchase of the Debentures.

         3. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to, and agrees with, Buyer as follows:

                (a) The Company has full corporate power and authority to enter into this Agreement and the transactions contemplated hereby, to issue the Debenture and the Underlying Shares upon conversion thereof in accordance with the terms of the Debenture, and carry out and perform its obligations under the terms of this Agreement.

                (b) Neither the Company nor anyone authorized to act on its behalf has taken any action that will cause the issuance, sale and delivery of the Securities as contemplated by this Agreement (assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 2 hereof) to constitute a violation of the Act or any applicable state securities laws.

                (c) The Debentures (of which the Debenture of Buyer is a part) have been duly and validly authorized by the Company for issuance and sale pursuant to one or more agreements in the form of this Agreement. The Debenture has been executed and delivered against payment therefor as specified in Section 2 above, and accordingly constitutes the legal, valid and binding outstanding obligation of the Company enforceable in accordance with its terms. The Underlying Shares into which the Debenture is convertible have been validly authorized and reserved for issuance upon such conversion and, when so issued, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

         4. Miscellaneous.

                (a) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the party to be charged.

                (b) Except as otherwise specifically provided herein, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at the address set forth on the signature page hereof, (ii) if to Buyer, at the address set forth on the signature page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 4(b). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
         Section 4(b). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 4(b) shall be deemed given at the time of receipt thereof.

                (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of the Company, and the heirs, legatees and personal representatives of the undersigned.

                (d) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                (e)  This   Agreement   may  be   executed   in  any  number  of
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (f) This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Iowa, without giving effect to principles governing conflicts of law.

                (g) This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                (h) The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Iowa and of the Federal District Court for the Northern District of Iowa in connection with any action or proceeding arising out of or relating to this Agreement. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 4(b). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        S. Lee Kling
ACCEPTED BY:                            ----------------------------------------
                                        Print Name of Buyer
TOP AIR MANUFACTURING, INC.


By: /s/ Steven R. Lind                  By:  /s/ S. Lee Kling
    ---------------------------------        -----------------------------------
    Steven R. Lind, President                Signature of S. Lee Kling
                                                         -----------------------

Address:  317 Savannah Park Road        Social Security Number or other Taxpayer
          ----------------------------  Identification Number:

          Cedar Falls, Iowa 50613-0726
          ----------------------------  ----------------------------------------

                                        Address:  1401 S. Brentwood Blvd.
                                                 -------------------------------
                                                  St. Louis, Missouri  63144
                                                 -------------------------------

                                                 -------------------------------

                                        If the Debenture will be held as jointly with Buyer's spouse, please complete the following:


                                        ----------------------------------------
                                        Print name of spouse


                                        ----------------------------------------
                                        Signature of spouse


                                        ----------------------------------------
                                        Print manner in which Debenture will be held


                                        ----------------------------------------
                                        Social Security Number